EXHIBIT 21

                                NITAR TECH CORP.
                             LISTING OF SUBSIDIARIES

      o     LABTECH SYSTEMS INC.                100% wholly owned subsidiary
            3950 Worthview Place
            Mississauga Ontario  L5N 6S7
            CANADA